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EXHIBIT 4.5
                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                             POLYVISION CORPORATION

              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

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                            CERTIFICATE OF AMENDMENT
                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             POLYVISION CORPORATION

                              --------------------

                Under Section 805 of the Business Corporation Law

      We, the undersigned, Joseph A. Menniti and Barry M. Puritz, being, respectively, the President and Chief Executive Officer and the Vice President of Marketing and Sales and Secretary of PolyVision Corporation (the "Corporation"), hereby certify as follows:

      1. The name of the Corporation is PolyVision Corporation. The name under which the Corporation was formed is RT Acquisition Associates, Inc.

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on May 11, 1987, and subsequently restated on May 24, 1995.

      3. The Certificate of Incorporation of the Corporation, as heretofore restated and amended, is hereby further amended pursuant to authority thereby vested in the Board of Directors, as follows:

            (a) to eliminate the series of Preferred Stock, par value $.01 per share, of the Corporation designated as "Series A Preferred Stock;" and

            (b) to add to paragraph (d) of Article FOURTH of the Certificate of Incorporation provisions fixed by the Board of Directors stating the numbers, designations, relative rights, preferences and limitations of two new series of Preferred Stock of the Corporation.

      4. (a) To effect the foregoing amendment specified in paragraph 3(a) above, the Certificate of Incorporation is hereby amended by repealing subsection C of section (d), Article FOURTH relating to the series of Preferred Stock designated as "Series A Preferred Stock" contained in the restated Certificate of Incorporation of the Corporation, dated April 28, 1995 and filed by the Department of State on April 28, 1995. Such shares shall revert to authorized, unissued and undesignated Preferred Stock of the Corporation.

            (b) To effect the foregoing amendment specified in paragraph 3(b) above, a new subsection C and subsection D of section (d), Article FOURTH of the Certificate of Incorporation is hereby added to provide for 300,000 shares of Series B Preferred Stock and 150,000 shares of Series C Preferred Stock, to read in their entirety as set forth below:

C.    Shares of Series B Preferred Stock.

            1. Designation, Number and Par Value. The shares of a series of Preferred Stock shall be designated as "Series B Preferred." The number of shares which shall constitute Series B Preferred shall be 300,000 shares. Shares of Series B Preferred shall have a par value of $.01 per share.

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            2.    Ranking. Shares of Series B Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank senior to all classes or series of common stock and preferred stock of the Corporation, whether now existing or hereafter created, other than the Series C Preferred. Shares of Series B Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank pari passu with the Series C Preferred.

            3.    Dividends.

                  (a) For so long as any shares of Series B Preferred shall be outstanding and until all shares of Series B Preferred are redeemed by the Corporation, the holders of shares of Series B Preferred shall be entitled to receive cumulative dividends at the annual rate of $4.50 per share. Cumulative dividends on outstanding shares of Series B Preferred shall accrue from the date of the issuance of such shares (the "Issue Date") through and including the date of redemption for all such shares. Such cumulative dividends shall be payable quarterly in arrears on the first day of the months of March, June, September and December or, in the event such date is not a Business Day, on the first Business Day immediately following such date. The dividend accrued for any period which is less than a quarter shall be computed on a pro rata basis for the actual number of days elapsed in the period for which payable, including the date of payment. Such dividends shall be paid to the holders of record of the Series B Preferred at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 50 days nor less than ten days prior to the date on which such dividend is payable.

                  (b) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series B Preferred shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default.

                  (c) So long as any shares of Series B Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on any other class or series of common stock or preferred stock (other than the Series C Preferred) of the Corporation ("Junior Stock"), nor shall any shares of any Junior Stock be purchased, redeemed or otherwise acquired for value by the Corporation or by any subsidiary of the Corporation, directly or indirectly, unless the holder(s) of a majority of the shares of Series B Preferred, voting as a class, shall approve such dividend, distribution, purchase, redemption or acquisition.

            4.    Liquidation, Dissolution or Winding-Up.


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                  (a)   In the event of a voluntary or involuntary liquidation,
      dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series B Preferred shall be entitled to receive a liquidation value of $50.00 per share, plus accrued dividends thereon to the date fixed for liquidation, dissolution or winding up, payable in cash, before any payment to any holders of any Junior Stock.

                  (b) If such payments shall have been made in full to the holders of shares of Series B Preferred, the remaining assets and funds of the Corporation shall be distributed among the holders of outstanding shares of Junior Stock, according to their respective rights and preferences. If, upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Series B Preferred, the holders of shares of Series B Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this Section 4(b).

            5.    Voting Rights.

                  (a) So long as shares of Series B Preferred having an aggregate liquidation preference of at least $6,200,000 are outstanding, the consent of the holders of at least a majority of shares of Series B Preferred at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for approving, adopting or ratifying:

                        (i) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-laws of the Corporation which adversely affects the rights or preferences of the holders of the Series B Preferred or the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock; provided, however, that neither (x) the amendment of the provisions of the Corporation's Certificate of Incorporation or By-laws so as to authorize, create or increase the authorized amount of any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series B Preferred nor
      (y) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series B Preferred, shall be deemed to adversely affect the rights of the holders of the Series B Preferred;

                        (ii) the merger or consolidation of the Corporation with or into any other corporation other than (A) the merger of a subsidiary into the Corporation so long as (x) the Corporation is the surviving company and (y) the rights and preferences of the Series B Preferred remain the same and there are no classes of stock authorized or outstanding which rank senior to the Series B Preferred in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation or in the payment of dividends or (B) the merger of the Corporation or a subsidiary thereof with


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      The Alpine Group, Inc., a Delaware corporation ("Alpine"), or a successor thereto or subsidiary or subsidiaries thereof;

                        (iii) a sale of all or substantially all of the assets of the Corporation;

                        (iv) any liquidation or dissolution of the Corporation; and

                        (v) any dividends or distributions on or redemptions or purchases of any stock other than Series A Preferred or Series B Preferred so long as the Corporation is in arrears in the payment of dividends on, or in the redemption of, the Series B Preferred.

                  (b) Holders of shares of Series B Preferred shall have no voting rights other than as set forth in this Section 5, in the Certificate of Incorporation or as mandated in the New York Business Corporation Law in effect at such time, except that if the Corporation is in arrears in the payment of dividends in an amount equal to or exceeding four quarterly dividend payments and until all such arrearages are repaid in full, the holders of the Series B Preferred, voting as a class, shall be entitled to elect by a majority vote one director (who may appoint an observer when he is unable to attend meetings) to the Board of Directors of the Corporation.

                  (c) Upon and subject to the transfer of record ownership of shares of Series B Preferred by Alpine or Kirkbi Projekt A/S to any other person or entity (other than Alpine or an "affiliate" of Alpine, as such term is defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended), or any of their nominees, such other person or entity owning shares of Series B Preferred shall be entitled, in addition to the voting and other rights set forth in subsections (a) and (b) of this
      Section 5, to one vote per share (as adjusted for subdivision, combinations and reclassifications of the Common Stock (as defined below)) and shall vote together with the holders of Common Stock and of any other class or series of stock which may similarly be entitled to vote with the holders of Common Stock as a single class upon all matters upon which shareholders are entitled to vote.

            6.    Conversion.

                  (a) Optional Conversion. Subject to the terms and provisions of this Section 6, the holder of shares of Series B Preferred shall have the right, at the holder's option, at any time and from time to time, to convert the shares of Series B Preferred and all accrued dividends thereon, into fully paid and nonassessable shares of the common stock of the Corporation ("Common Stock"). The number of shares of Common Stock into which the Series B Preferred may be converted shall be determined by dividing the total liquidation value and accrued dividends to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to $3.00, subject to the adjustments set forth in Section 7 (the "Conversion Price").

                  (b) Partial Conversion. Upon any partial conversion of the Series B Preferred pursuant to Section 6(a), a new certificate for the unconverted portion of the


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      Series B Preferred bearing the date of original issue ("Original Issue
      Date") and having the same rights and privileges as the Series B Preferred shall be delivered to the holder.

                  (c) Mechanics and Effect of Conversion. No fractional shares of Common Stock will be issued upon conversion of the Series B Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation will pay to the holder the cash value of any fractional share. To optionally convert the Series B Preferred into Common Stock pursuant to Section 6(a), the holder shall surrender the Series B Preferred at the principal offices of the Corporation, together with a written notice (the "Conversion Notice") to the Corporation of the holder's election to convert. At its expense, the Corporation will, as soon as practicable thereafter, issue and deliver to such holder at such principal office, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion, together with any other securities and property to which the holder is entitled upon such conversion under the terms of the Series B Preferred, including a check payable to the holder for any cash amounts payable as described above in respect of fractional shares. In the event of any optional conversion of the Series B Preferred pursuant to Section 6(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender and delivery of certificates representing the Series B Preferred and the corresponding Conversion Notice, and the holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

            7.    Anti-Dilution and Other Provisions.

                  (a) Special Definitions. For purposes of this Section 7, the following definitions shall apply:

                        (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or "Convertible Securities" (as defined below).

                        (ii) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares.

                        (iii) "Additional Common Shares" shall mean all Common Shares issued (or, pursuant to Section 7(c), deemed to be issued) by the Corporation after the date hereof, other than Common Shares issued or issuable:

                  (1) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock options outstanding on the date hereof or stock options granted after the date hereof on terms approved by the Board of Directors of the Corporation including a majority of the members of the Board of Directors of the Corporation who are not officers or employees of the Corporation, up to an aggregate maximum at any time equal to 10% of the


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                        outstanding Common Shares (including Common Shares
                        previously issued to such persons);

                  (2) for which adjustment of the Conversion Price is or was made pursuant to Section 7(f);

                  (3) upon the exercise of the Common Stock Purchase Warrants issued in connection with the Securities Purchase Agreement between the Corporation and the purchasers named therein;

                  (4) upon the exercise of the warrants issued to Fleet Corporate Finance, Inc. and First Albany Corporation, or their respective designees, in connection with certain financing agreements; and

                  (5) pursuant to the conversion of the Series C Preferred or any other series of convertible preferred stock issued to Alpine or Kirkbi Projekt A/S.

                  (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Common Shares unless the consideration per share (determined pursuant to Section 7(e) hereof) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price for such share in effect on the date of, and immediately prior to, such issue.

                  (c) Deemed Issue of Additional Common Shares. In the event the Corporation at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares, subject to the limitations of Section 7(a)(iii), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7(e) hereof) of such Additional Common Shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Shares are deemed to be issued:

                        (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the


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      consideration payable to the Corporation, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series B Preferred);

                        (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (1) in the case of Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series B Preferred), and

                  (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 7(e)(ii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Preferred Stock);


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                        (iv)   no readjustment pursuant to clause (ii) or (iii)
      above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) such Conversion Price that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment date; and

                        (v) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

                  (d) Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 7(c) but subject to the limitations of Section 7(a)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; and provided, further that, for the purposes of this
      Section 7(d) all Common Shares issuable upon conversion of the Series B Preferred and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Common Shares were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Common Shares are deemed issued pursuant to Section 7(c), such Additional Common Shares shall be deemed to be outstanding.

                  (e)   Determination of Consideration.  For purposes of this
      Section 7(e), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

                        (i)   Cash and Property.  Such consideration shall:

                  (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors of the Corporation; and


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                  (3)   in the event Additional Common Shares are issued
                        together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as reasonably determined in good faith by the Board of Directors of the Corporation.

                        (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Section 7(c), relating to Options and Convertible Securities shall be determined by dividing:

                  (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                  (2) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such options or conversion or exchange of such Convertible Securities.

                  (f) Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

                        (i) In the event the Corporation at any time or from time to time after the date hereof fixes a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of the Series B Preferred shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents.


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                        (ii)   If the number of Common Shares outstanding at
      any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of the Series B Preferred shall be decreased in proportion to such decrease in outstanding Common Shares.

                  (g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends other than extraordinary or special cash dividends) or options or rights not referred to in Section 7(f)(i), the Corporation shall make provisions for the holder to receive upon conversion of the Series B Preferred, a proportional amount (depending upon the extent to which the Series B Preferred is converted) of such securities, evidences of indebtedness, assets or such other rights, as if such holder had converted the Series B Preferred on or before such record date.

                  (h) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7), provision shall be made so that the holder shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holder after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which the holder would be required to take
      (i) any voting securities which would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder or (ii) any securities convertible into voting securities which if such conversion took place would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                  (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holder against impairment.


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                  (j)   No Fractional Shares and Certificate as to Adjustments.

                        (i) In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one Common Share, as determined in good faith by the Board of Directors of the Corporation.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder, furnish or cause to be furnished to the holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

                  (k) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to the holder:

                        (i) at least twenty days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses
      (ii) and (iii) above; and

                        (ii) in the case of the matters referred to in clauses (ii) and (iii) above, written notice of such impending transaction not later than twenty days prior to the shareholders' meeting called to approve such transaction, or twenty days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give the holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein.

                  (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Series B Preferred such number of its Common Shares as shall from time to time be sufficient to effect the conversion of the Series B Preferred; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Series B Preferred, in addition to such other remedies as shall be available to the holder, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

                  (m)   Notices. Any notice required by the provisions of this
      Section 7 to be given to the holders shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at its address appearing on the books of the Corporation.

                  (n) Taxes and Costs. The issue of certificates evidencing Common Shares upon conversion of the Series B Preferred in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder.

            8. No Other Rights. The shares of Series B Preferred shall not have any relative powers, preferences or rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein, in the Certificate of Incorporation or pursuant to the New York Business Corporation Law in effect at such time.

            9. Business Day. The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to be closed.

            10. Notices. All notices and other correspondence to be delivered to the holders of Series B Preferred shall be given, unless otherwise indicated, by first-class mail, postage prepaid, to each holder of record as its address appears in the stock register of the Corporation.

D.    Shares of Series C Preferred Stock.

            1. Designation, Number and Par Value. The shares of a series of Preferred Stock shall be designated as "Series C Preferred." The number of shares which shall constitute Series C Preferred shall be 150,000 shares. Shares of Series C Preferred shall have a par value of $.01 per share.

            2. Ranking. Shares of Series C Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank senior to all classes or series of common stock and preferred stock of the Corporation, whether now existing or hereafter created, other than the Series

      B Preferred. Shares of Series C Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank pari passu with the Series B Preferred.

            3.    Dividends.

                  (a) For so long as any shares of Series C Preferred shall be outstanding and until all shares of Series C Preferred are redeemed by the Corporation, the holders of shares of Series C Preferred shall be entitled to receive cumulative dividends at the annual rate of $4.50 per share. Cumulative dividends on outstanding shares of Series C Preferred shall accrue from the date of the issuance of such shares (the "Issue Date") through and including the date of redemption for all such shares. Such cumulative dividends shall be payable quarterly in arrears on the first day of the months of March, June, September and December or, in the event such date is not a Business Day, on the first Business Day immediately following such date. The dividend accrued for any period which is less than a quarter shall be computed on a pro rata basis for the actual number of days elapsed in the period for which payable, including the date of payment. Such dividends shall be paid to the holders of record of the Series C Preferred at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 50 days nor less than ten days prior to the date on which such dividend is payable.

                  (b) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series C Preferred shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default.

                  (c) So long as any shares of Series C Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on any other class or series of common stock or preferred stock (other than the Series B Preferred) of the Corporation ("Junior Stock"), nor shall any shares of any Junior Stock be purchased, redeemed or otherwise acquired for value by the Corporation or by any subsidiary of the Corporation, directly or indirectly, unless the holder(s) of a majority of the shares of Series C Preferred, voting as a class, shall approve such dividend, distribution, purchase, redemption or acquisition.

            4.    Liquidation, Dissolution or Winding-Up.

                  (a) In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series C Preferred shall be entitled to receive a liquidation value of $50.00 per share, plus accrued dividends thereon to the date fixed for liquidation, dissolution or winding up, payable in cash, before any payment to any holders of any Junior Stock.

                  (b) If such payments shall have been made in full to the holders of shares of Series C Preferred, the remaining assets and funds of the Corporation shall be distributed among the holders of outstanding shares of Junior Stock, according to their respective rights and preferences. If, upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Series C Preferred, the holders of shares of Series C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this Section 4(b).

            5.    Voting Rights.

                  (a) So long as shares of Series C Preferred having an aggregate liquidation preference of at least $2,500,000 are outstanding, the consent of the holders of at least a majority of shares of Series C Preferred at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for approving, adopting or ratifying:

                        (i) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-laws of the Corporation which adversely affects the rights or preferences of the holders of the Series C Preferred or the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock; provided, however, that neither (x) the amendment of the provisions of the Corporation's Certificate of Incorporation or By-laws so as to authorize, create or increase the authorized amount of any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series C Preferred nor
      (y) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series C Preferred, shall be deemed to adversely affect the rights of the holders of the Series C Preferred;

                        (ii) the merger or consolidation of the Corporation with or into any other corporation other than (A) the merger of a subsidiary into the Corporation so long as (x) the Corporation is the surviving company and (y) the rights and preferences of the Series C Preferred remain the same and there are no classes of stock (other than the Series A Preferred and the Series B Preferred) authorized or outstanding which rank senior to the Series B Preferred in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation or in the payment of dividends or (B) the merger of the Corporation or a subsidiary thereof with The Alpine Group, Inc., a Delaware corporation ("Alpine"), or a successor thereto or subsidiary or subsidiaries thereof;

                        (iii) a sale of all or substantially all of the assets of the Corporation;

                        (iv) any liquidation or dissolution of the Corporation; and

                        (v) any dividends or distributions on or redemptions or purchases of any stock other than Series A Preferred and the Series B Preferred or Series C Preferred so long as the Corporation is in arrears in the payment of dividends on, or in the redemption of, the Series B Preferred.

                  (b) Holders of shares of Series C Preferred shall have no voting rights other than as set forth in this Section 5, in the Certificate of Incorporation or as mandated in the New York Business Corporation Law in effect at such time, except that if the Corporation is in arrears in the payment of dividends in an amount equal to or exceeding four quarterly dividend payments and until all such arrearages are repaid in full, the holders of the Series C Preferred, voting as a class, shall be entitled to elect by a majority vote one director (who may appoint an observer when he is unable to attend meetings) to the Board of Directors of the Corporation.

                  (c) Upon and subject to the transfer of record ownership of shares of Series C Preferred by Alpine or Kirkbi Projekt A/S to any other person or entity (other than Alpine or an "affiliate" of Alpine, as such term is defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended), or any of their nominees, such other person or entity owning shares of Series C Preferred shall be entitled, in addition to the voting and other rights set forth in subsections (a) and (b) of this
      Section 5, to one vote per share (as adjusted for subdivision, combinations and reclassifications of the Common Stock (as defined below)) and shall vote together with the holders of Common Stock and of any other class or series of stock which may similarly be entitled to vote with the holders of Common Stock as a single class upon all matters upon which shareholders are entitled to vote.

            6.    Conversion.

                  (a) Optional Conversion. Subject to the terms and provisions of this Section 6, the holder of shares of Series C Preferred shall have the right, at the holder's option, at any time and from time to time, to convert the shares of Series C Preferred and all accrued dividends thereon, into fully paid and nonassessable shares of the common stock of the Corporation ("Common Stock"). The number of shares of Common Stock into which the Series C Preferred may be converted shall be determined by dividing the total liquidation value and accrued dividends to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to $2.00, subject to the adjustments set forth in Section 7 (the "Conversion Price").

                  (b) Partial Conversion. Upon any partial conversion of the Series C Preferred pursuant to Section 6(a), a new certificate for the unconverted portion of the Series C Preferred bearing the date of original issue ("Original Issue Date") and having the same rights and privileges as the Series C Preferred shall be delivered to the holder.

                  (c) Mechanics and Effect of Conversion. No fractional shares of Common Stock will be issued upon conversion of the Series C Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation will pay to the holder the cash value of any fractional share. To optionally convert the Series C Preferred into Common Stock pursuant to
      Section 6(a), the holder shall surrender the Series C Preferred at the principal offices of the Corporation, together with a written notice (the "Conversion Notice") to the Corporation of the holder's election to convert. At its expense, the Corporation will, as soon as practicable thereafter, issue and deliver to such holder at such principal office, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion, together with any other securities and property to which the holder is entitled upon such conversion under the terms of the Series C Preferred, including a check payable to the holder for any cash amounts payable as described above in respect of fractional shares. In the event of any optional conversion of the Series C Preferred pursuant to Section 6(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender and delivery of certificates representing the Series C Preferred and the corresponding Conversion Notice, and the holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

            7.    Anti-Dilution and Other Provisions.

                  (a) Special Definitions. For purposes of this Section 7, the following definitions shall apply:

                        (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or "Convertible Securities" (as defined below).

                        (ii) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares.

                        (iii) "Additional Common Shares" shall mean all Common Shares issued (or, pursuant to Section 7(c), deemed to be issued) by the Corporation after the date hereof, other than Common Shares issued or issuable:

                  (1) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock options outstanding on the date hereof or stock options granted after the date hereof on terms approved by the Board of Directors of the Corporation including a majority of the members of the Board of Directors of the Corporation who are not officers or employees of the Corporation, up to an aggregate maximum at any time equal to 10% of the outstanding Common Shares (including Common Shares previously issued to such persons);

                  (2) for which adjustment of the Conversion Price is or was made pursuant to Section 7(f);

                  (3) upon the exercise of the Common Stock Purchase Warrants issued in connection with the Securities Purchase Agreement between the Corporation and the purchasers named therein;

                  (4) upon the exercise of the warrants issued to Fleet Corporate Finance, Inc. and First Albany Corporation, or their respective designees, in connection with certain financing agreements; and

                  (5) upon the conversion of the Series B Preferred or any other series of convertible preferred stock issued to Alpine or Kirkbi Projekt A/S.

                  (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Common Shares unless the consideration per share (determined pursuant to Section 7(e) hereof) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price for such share in effect on the date of, and immediately prior to, such issue.

                  (c) Deemed Issue of Additional Common Shares. In the event the Corporation at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares, subject to the limitations of Section 7(a)(iii), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7(e) hereof) of such Additional Common Shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Shares are deemed to be issued:

                        (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series C Preferred);

                        (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (1) in the case of Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series C Preferred), and

                  (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 7(e)(ii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Preferred Stock);

                        (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) such Conversion Price that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment date; and

                        (v) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

                  (d) Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 7(c) but subject to the limitations of Section 7(a)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; and provided further that, for the purposes of this
      Section 7(d) all Common Shares issuable upon conversion of the Series C Preferred and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Common Shares were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Common Shares are deemed issued pursuant to Section 7(c), such Additional Common Shares shall be deemed to be outstanding.

                  (e)   Determination of Consideration.  For purposes of this
      Section 7(e), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

                        (i)   Cash and Property.  Such consideration shall:

                  (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors of the Corporation; and

                  (3) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and

                        (ii) above, as reasonably determined in good faith by the Board of Directors of the Corporation.

                        (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Section 7(c), relating to Options and Convertible Securities shall be determined by dividing:

                  (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                  (2) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such options or conversion or exchange of such Convertible Securities.

                  (f) Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

                        (i) In the event the Corporation at any time or from time to time after the date hereof fixes a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of the Series C Preferred shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents.

                        (ii) If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of the Series C Preferred shall be decreased in proportion to such decrease in outstanding Common Shares.

                  (g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends other than extraordinary or special cash dividends) or options or rights not referred to in Section 7(f)(i), the Corporation shall make provisions for the holder to receive upon conversion of the Series C Preferred, a proportional amount (depending upon the extent to which the Series C Preferred is converted) of such securities, evidences of indebtedness, assets or such other rights, as if such holder had converted the Series C Preferred on or before such record date.

                  (h) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7), provision shall be made so that the holder shall thereafter be entitled to receive upon conversion of the Series C Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holder after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred) shall be applicable after that event as nearly equivalent as may be practicable. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which the holder would be required to take
      (i) any voting securities which would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder or (ii) any securities convertible into voting securities which if such conversion took place would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                  (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holder against impairment.

                  (j)   No Fractional Shares and Certificate as to Adjustments.

                        (i) In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one Common Share, as determined in good faith by the Board of Directors of the Corporation.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder, furnish or cause to be furnished to the holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred.

                  (k) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to the holder:

                        (i) at least twenty days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses
      (ii) and (iii) above; and

                        (ii) in the case of the matters referred to in clauses (ii) and (iii) above, written notice of such impending transaction not later than twenty days prior to the shareholders' meeting called to approve such transaction, or twenty days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give the holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein.

                  (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Series C Preferred such number of its Common Shares as shall from time to time be sufficient to effect the conversion of the Series C Preferred; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Series C Preferred, in addition to such other remedies as shall be available to the holder, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

                  (m)   Notices. Any notice required by the provisions of this
      Section 7 to be given to the holders shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at its address appearing on the books of the Corporation.

                  (n) Taxes and Costs. The issue of certificates evidencing Common Shares upon conversion of the Series C Preferred in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder.

            8. No Other Rights. The shares of Series C Preferred shall not have any relative powers, preferences or rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein, in the Certificate of Incorporation or pursuant to the New York Business Corporation Law in effect at such time.

            9. Business Day. The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to be closed.

            10. Notices. All notices and other correspondence to be delivered to the holders of Series C Preferred shall be given, unless otherwise indicated, by first-class mail, postage prepaid, to each holder of record as its address appears in the stock register of the Corporation.

      5. The stated capital of the Corporation shall not be reduced as a result of the foregoing amendments, except to the extent provided in Section 4(a) of this Certificate of Amendment.

      6. The foregoing elimination of the series of Preferred Stock designated as "Series A Preferred Stock" and the addition to subsection C and subsection D of section (d), Article FOURTH of the restated Certificate of Incorporation was authorized by the unanimous written consent, dated October 8, 1998, of the Board of Directors of the Corporation. There are no issued and outstanding shares of the series of Preferred Stock eliminated by this amendment.

      IN WITNESS WHEREOF, we have signed this Certificate on October 26, 1998, and we affirm the statements contained therein as true under penalties of perjury.

                                        /s/Joseph A. Menniti
                                        --------------------------------------
                                        Joseph A. Menniti
                                        President and Chief Executive Officer

                                        /s/Barry M. Puritz
                                        --------------------------------------
                                        Barry M. Puritz
                                        Vice President of Marketing and Sales
                                             and Secretary